Exhibit 10.63

REALOGY HOLDINGS CORP. 2012 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT NOTICE OF GRANT & RESTRICTED STOCK UNIT AGREEMENT
Realogy Holdings Corp. (the "Company"), pursuant to its 2012 Long-Term Incentive Plan (the "Plan"), hereby grants to the individual listed below (the "Participant"), an Award of Restricted Stock Units. The Award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit agreement attached hereto as Exhibit A (the "Agreement") and the Plan, which are incorporated herein by reference. In addition, as a condition to receiving this Award of Restricted Stock Units, the Participant understands and agrees to continue to be bound by and comply with the restrictive covenants and other provisions set forth in the Restrictive Covenant Agreement, dated as of October 10, 2012 (which agreement amended, restated and renamed the Amended and Restated Management Investors' Rights Agreement, dated as of January 5, 2011), as amended by any side letter(s) that the Participant may be a party to (as amended to the date hereof, the "Restrictive Covenants Agreement"), a copy of which the Participant acknowledges receipt. The Participant understands and agrees that the Restrictive Covenants Agreement (and any side letter thereto) shall survive the grant, vesting or termination of the Restricted Stock Units, sale of the Shares with respect to the Restricted Stock Units and any termination of employment of the Participant, and that full compliance with the Restrictive Covenants Agreement is an express condition precedent to (i) the receipt, delivery and vesting of any Restricted Stock Units and (ii) any rights to any payments with respect to the Restricted Stock Units.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant ("Notice") and the Agreement.
Participant: [ ]
Grant Date: [ ]
Total Number of Restricted Stock Units: [ ]
Vesting Dates: [ ] (each, a "Vesting Date")

By accepting this grant, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice, including the Restrictive Covenants Agreement. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Restricted Stock Units Award.

Note: Participants electing to accept this grant via the Merrill Lynch Benefits OnLine Grant Award Acceptance Process are not required to print and sign this agreement.
REALOGY HOLDINGS CORP.     PARTICIPANT
By: _______________________________    By: ______________________________
Print Name: ________________________        Print Name: _______________________
Title: _____________________________

Exhibit A
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Restricted Stock Unit Notice of Grant (the "Notice") to which this Restricted Stock Unit Agreement (this "Agreement") is attached, Realogy Holdings Corp. (the "Company"), has granted to the Participant the number of Restricted Stock Units under the Company's 2012 Long-Term Incentive Plan (the "Plan") as indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.
ARTICLE I
GENERAL
1.1Incorporation of Terms of Plan. The Restricted Stock Unit Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF RESTRICTED STOCK UNITS
2.1Grant of Restricted Stock Units. In consideration of the Participant's past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the "Grant Date"), the Company irrevocably grants to the Participant the number of Restricted Stock Units as set forth in the Notice, upon the terms and conditions set forth in the Plan and this Agreement, and subject to the Participant's full compliance at all times with the restrictive covenants and other provisions set forth in the Restrictive Covenant Agreement, dated as of October 10, 2012 (which agreement amended, restated and renamed the Amended and Restated Management Investors' Rights Agreement, dated as of January 5, 2011), as amended by any side letter(s) that the Participant may be a party to (as amended to the date hereof, the "Restrictive Covenants Agreement"), which is an express condition precedent to (i) the receipt, delivery and vesting of any Restricted Stock Units and (ii) any rights to any payments with respect to the Restricted Stock Units.
2.2Consideration to the Company. In consideration of the grant of the Restricted Stock Units by the Company, the Participant agrees to render services to the Company or any Affiliate and to comply at all times with the Restrictive Covenants Agreement. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
ARTICLE III
RESTRICTIONS AND RESTRICTION PERIOD
3.1Restrictions. The Restricted Stock Units granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4.1 below until the Restricted Stock Units vests.

3.2Restricted Period. Subject to Article 4 and 5 below, the Restricted Stock Units shall vest on each Vesting Date as set forth in the Notice.
3.3Settlement of Restricted Stock Units. Except as set forth in Sections 4.2 and 5.1(b) below, within a reasonable period of time following vesting of the Restricted Stock Units (and in no event more than 60 days following such vesting), the Company shall pay and transfer to the Participant a number of shares of Common Stock of Realogy Holdings Corp. (the "Shares") equal to the aggregate number of Restricted Stock Units that have vested, subject to the Participant's full compliance at all times with the Restrictive Covenants Agreement.
3.4No Rights as a Stockholder. Unless and until a certificate or certificates representing the Shares shall have been issued by the Company to Participant in connection with the payment of Shares in connection with vested Restricted Stock Units, Participant shall not be, or have any of the rights or privileges of a stockholder of the Company with respect to, the Shares.
3.5Dividend Equivalents Rights. The Restricted Stock Units will carry dividend equivalent rights related to any cash dividend paid by the Company while the Restricted Stock Units are outstanding. In the event the Company pays a cash dividend on its outstanding Shares following the grant of the Restricted Stock Units, the number of Restricted Stock Units will be increased by the number of units determined by dividing (i) the amount of the cash dividend on the number of Shares covered by the Restricted Stock Units at the time of the related dividend record date, by (ii) the closing price of a Share on the related dividend payment date. Any additional Restricted Stock Units credited as dividend equivalents will be subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original Restricted Stock Units to which they relate.
3.6Deferral. Subject to Section 409A of the Code, the Participant may be permitted to elect to defer payment of his or her Restricted Stock Units under a separate deferral program.
ARTICLE IV
FORFEITURES
4.1Termination of Employment. Except as provided in Sections 4.2 and 4.3 and Article 5, if the Participant terminates employment with or ceases to provide services to the Company or any Affiliate for any reason, then the Restricted Stock Units, to the extent not vested, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Stock Units.
4.2Retirement. In the case where the Participant terminates employment with or ceases to provide services to the Company or any Affiliate on account of Retirement on or following the first anniversary of the Grant Date, the Restricted Stock Units, to the extent not vested, shall become fully vested upon such Retirement and the Company shall pay and transfer to the Participant the Shares in such amounts and at such times as are set forth in the Notice as if the Participant had remained employed with the Company, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement.
4.3Death or Disability. If the Participant terminates employment with or ceases to provide services to the Company or any Affiliate on account of death or Disability, the Restricted Stock

Units, to the extent not vested, shall become fully vested upon such termination of employment or services and shall be paid in accordance with Section 3.3 above.
ARTICLE V
CHANGE IN CONTROL
5.1Change in Control. In the event of a Change in Control:
(a)With respect to each outstanding Restricted Stock Unit that is assumed or substituted in connection with a Change in Control, in the event that during the twenty-four (24) month period following such Change in Control a Participant's employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, (i) such Restricted Stock Unit shall become fully vested, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to such Restricted Stock Unit granted shall lapse (but, the Participant's obligations under the Restrictive Covenants Agreement and this Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Restricted Stock Unit shall be deemed to be achieved at target performance levels.
(b)With respect to each outstanding Restricted Stock Unit that is not assumed or substituted in connection with a Change in Control, except as would result in the imposition of additional taxes and penalties under Section 409A of the Code, immediately upon the occurrence of the Change in Control, (i) such Restricted Stock Unit shall become fully vested and payable within ten (10) days following the Change in Control, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to such Restricted Stock Unit granted shall lapse (but, the Participant's obligations under the Restrictive Covenants Agreement and this Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Restricted Stock Unit shall be deemed to be achieved at target performance levels.
(c)For purposes of this Section 5.1, Restricted Stock Units shall be considered assumed or substituted for if, following the Change in Control, the Restricted Stock Units are of comparable value and remains subject to the same terms and conditions that were applicable to the Restricted Stock Units immediately prior to the Change in Control except, that the Restricted Stock Units that relate to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
ARTICLE VI
MISCELLANEOUS
6.1Administration. The Administrator shall have the power to interpret the Plan, the Restrictive Covenants Agreement and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock Units.
6.2Restrictions on Transfer. Restricted Stock Units that have not vested may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution.

6.3Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said Restricted Stock Units on its books or otherwise nor will any of said Restricted Stock Units be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
6.4Adjustments. The Participant acknowledges that the Restricted Stock Units are subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.
6.5Termination of Employment or Service/Breach of the Restrictive Covenants Agreement. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination, as well as whether the Participant has fully complied with the Restrictive Covenants Agreement for purposes of this Agreement.
6.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Executive Vice President and Chief Administrative Officer at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant's last address reflected on the Company's records.
6.7Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.8Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
6.9Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
6.10Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Stock Units in any material way without the prior written consent of the Participant.
6.11Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 6, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
6.12Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Restricted Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.13Entire Agreement. The Plan, the Notice, the Restrictive Covenants Agreement and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
6.14Section 409A. The intent of the parties is that payments and benefits under this Agreement and the Award be exempt from, or comply with, Section 409A of the Internal Revenue Code (the "Code"), and accordingly, to the maximum extent permitted, this Agreement and the Award shall be interpreted and administered to be in accordance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement and the Award which are subject to Section 409A of the Code until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement and the Award shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Agreement and the Award that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement and the Award during the six-month period immediately following the Participant's separation from service shall instead be paid on the first business day after the date that is six months following the Participant's separation from service (or, if earlier, the Participant's death). The Company makes no representation that any or all of the payments described in this Agreement and the Award will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant understands and agrees that he or she shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
ARTICLE VII
DEFINITIONS
Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
7.1"Cause" shall mean, with respect to the Participant, "Cause" as defined in such Participant's employment, consulting or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant's obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company's policies or procedures, including but not limited to the Company's Code of Ethics or any of the Key Policies of Realogy Corporation; or (e) the Participant's willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for "Cause" pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.
7.2A "Change in Control" shall mean the occurrence of any of the following events:
(a)An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has (i) "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then-outstanding Voting Securities or (ii) the power to elect a majority of the Board; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 7.2(a), an acquisition of Shares or Voting Securities by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a "Related Entity") shall not constitute a Change in Control; or
(b)The consummation of a merger, consolidation or reorganization of, with or into the Company or in which securities of the Company are issued (a "Merger"), if immediately following the Merger, any Person has (i) Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company's then-outstanding Voting Securities or (ii) the power to elect a majority of the Board; or
(c)The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than (i) a transfer to a Related Entity or (ii) the distribution to the Company's stockholders of the stock of a Related Entity or any other assets.
Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, solely to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 7.2, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
7.3"Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.
7.4"Good Reason" shall mean, with respect to the Participant, "Good Reason" as defined in such Participant's employment, consulting or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as "constructive discharge") or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as "constructive discharge"), then Good Reason shall mean (a) a reduction of the Participant's annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Participant's primary work location to a location more than fifty (50) miles from the Participant's current primary work location; provided, however, that such reduction or relocation in clauses (a) and (b) above shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company's receipt of such written notice.
7.5"Retirement" shall mean Separation from Service (as defined in Section 409A of the Code) with the Company and all Affiliates (other than for Cause) after attaining eligibility for Retirement. A Participant attains eligibility for Retirement upon the earlier of (a) age 65 or (b) age 55 with at least ten (10) whole years of service with the Company and all Affiliates.